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                            TAX ALLOCATION AGREEMENT

         This Tax Allocation Agreement (the "Agreement") is made between Home City Financial Corporation, a savings association holding company incorporated under the laws of the State of Ohio (the "Company"), and Home City Federal Savings Bank of Springfield, a savings bank incorporated under the laws of the United States (the "Bank").

         WHEREAS, the Company owns all of the issued and outstanding shares of capital stock of the Bank;

         WHEREAS, the Bank has become a member of an affiliated group (the "Group") within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Company is the common parent corporation;

         WHEREAS, the Company proposes to include the Bank in filing consolidated federal income tax returns for its tax years; and

         WHEREAS, the Company and the Bank have considered that the Bank should be liable to the Company for taxes as if the Bank filed a separate tax return and desire to formalize the method for allocating the consolidated tax liability of the Group among its members and establish the procedure for future payments to the Company of such tax liability attributable to members of the Group other than the Company;

         NOW, THEREFORE, the Company and the Bank agree as follows:

         1.       Consolidated Return Election.
                  -----------------------------

                  If at any time and from time to time the Company is required to file a consolidated federal tax return with the Bank or is permitted to do so and so elects, the Bank will join in the filing of such consolidated federal income tax return for any taxable period for which the Group is required or permitted to file such a return under the rules of Section 1502-1552 of the Code and the Treasury regulations promulgated thereunder. The Bank agrees to file such consents, elections, and other required documents and take such other action as may be necessary or appropriate to carry out the purpose of this
         Section 1. Any period for which the Bank is included in a consolidated federal income tax return filed by the Company is referred to in this Agreement as a "Consolidated Return Year."

         2.       Bank Liability to the Company for Consolidated Return Years.
                  ------------------------------------------------------------
                  (a) For each Consolidated Return Year, the Bank shall compute the amount which would have been its tax liability for such period as though the Bank filed a separate return for such Consolidated Return Year. The separate return of the Bank shall mean a return for the Bank consolidated with its subsidiaries includable in a consolidated return, unless (if such consolidation is not otherwise required) the Company and the Bank mutually agree that for any Consolidated Return Year the separate return shall mean an


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         unconsolidated, Bank-only return or any other permissible return.

                  (b) The Bank shall pay to the Company, as provided in Section 4 below, the amount computed pursuant to paragraph (a) of this Section.

                  (c) Notwithstanding any provision of this Agreement to the contrary, at no time shall the Bank pay or become obligated to pay to the Company deferred income taxes and at no time shall the Company forgive any portion of the Bank's deferred tax liability.

         3.       Tax Benefits of the Bank.
                  -------------------------

                  To the extent that a taxable loss, tax credit or other tax attribute ("Tax Attribute") is incurred by the Bank for a Consolidated Return Year, as computed pursuant to paragraph (a) of Section 2, and to the extent a tax benefit arising from such Bank Tax Attribute could be achieved by the Bank if it filed a separate return, the Company shall pay to the Bank the amount of such tax benefit. The Company shall pay the benefit as provided in Section 4 below as if the benefit could be achieved in the current Consolidated Return Year. Notwithstanding the above, the Company is not obligated to pay benefits to the Bank which the Bank can obtain directly from the Internal Revenue Service (the "Service").

         4.       Payments
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                  (a) Prior to the end of any Consolidated Return Year, the Bank
         shall advance to the Company, at the approximate time estimated federal income taxes are to be submitted, the amount of such estimated tax for any such Consolidated Return Year period attributable to the Bank as computed in accordance with Section 2 of this Agreement. The payment of the amount of such estimated tax to the Company by the Bank shall not be made significantly prior to the payment date on which the Company's consolidated federal tax liability is required to be paid.

                  (b) After the end of any Consolidated Return Year, the Bank shall pay to the Company, at the approximate time federal income taxes are to be submitted: (i) the amount of tax for such Consolidated Return Year attributable to the Bank as computed in accordance with Section 2 of this Agreement minus (ii) the amount of any estimated tax payments for such Consolidated Return Year previously advanced to the Company pursuant to paragraph (a) of this Section. If the amount of estimated payments or advances (i.e., (ii) above) is greater than the tax obligations of the Bank (i.e., (i) above), then the Company shall pay the amount of such excess of estimated payments over actual obligation to the Bank as soon as reasonably determined and possible after the end of the Consolidated Return Year.

                  (c) For tax benefits of the Bank governed by Section 3 of this Agreement, the Company shall make advances or payments for estimated tax benefits to the Bank in the

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         same manner and at the same time as the Bank would make advances or payments to the Company for tax liability under paragraphs (a) and (b) above, and the Bank shall repay to the Company any excess of such advances for estimated tax benefits paid to it by the Company over the amount of the tax benefit for the Consolidated Return Year in the manner and at the same time as the Company would make repayments to the Bank for excess estimated advances under paragraph (b) above.

                  (d) The Company shall confirm to the Bank the payment of taxes and estimated taxes to the Service within five days after such payment is made.

         5.       Tax Adjustments.
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                  In the event of any adjustment to the tax returns of the
         Company and the Bank as filed (by reason of an amended return, claim for refund, or an audit by the Service), the liability of the Company and the Bank under Sections 2, 3, and 4 shall be redetermined to give effect to any such adjustment as if it had been made as part of the original computation of tax liability, and payments between the Company and the Bank shall be made at the approximate time such payments are made or refunds are received from the Service.

         6.       State and Local Taxes.
                  ----------------------

                  To the extent required by applicable state law or permitted thereby and so elected by the Company, the Bank will also join in the filing of any state or local consolidated income tax return of the Company in the same manner as for a federal income tax return pursuant to Section 1 and, in such case, the state and local income tax liability shall be allocated and payments made between the Company and the Bank in accordance with the rules provided in this Agreement with regard to federal income taxes.

         7.       Liability to the Service or State Authorities.
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                  This Agreement does not affect the liability of any party
         under the applicable provisions of the Code or State law; it merely allocates how the members of the Group share among the Group such tax liabilities and benefits. To the extent the Bank has made tax or estimated tax payments to the Company, the Company is obligated to the Bank to pay to the Internal Revenue Service the tax liability of the Bank.

         8.       Consolidated Returns Not Filed.
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                  Where a consolidated income tax return of the Company which includes the Bank is not filed, the Bank is responsible for the filing of its individual income tax returns and payment of related income taxes, the Company is responsible for the filing of its own return.

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         9.       Successors.
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                  This Agreement shall be binding on and inure to the benefit of any successor, by merger, acquisition of assets or otherwise, to any of the parties hereto to the same extent as if such successor had been an original party to the Agreement.

         10.      Termination.
                  ------------

                  Either party may terminate this Agreement upon thirty days prior written notice to the other party.

                  IN WITNESS WHEREOF, the Company and the Bank have executed this Agreement by the authorized officers thereof as of _________________, 1996.


                                           HOME CITY FINANCIAL CORPORATION



                                           By:_______________________________
                                                Douglas L. Ulery
                                                  its: President


                                           HOME CITY FEDERAL SAVINGS BANK
                                               OF SPRINGFIELD



                                           By:_______________________________
                                                Douglas L. Ulery
                                                  its: President







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